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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

           We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169316) of Impac Mortgage Holdings, Inc. of our reports dated March 21, 2012, with respect to the consolidated financial statements of Impac Mortgage Holdings, Inc., and the effectiveness of internal control over financial reporting of Impac Mortgage Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 21, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm